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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: June 28, 2004                          BALCHEM CORPORATION
                                             401(k)/Profit Sharing Plan

                                             By:      Balchem Corporation,
                                                      Plan Administrator

                                             By:/s/ Dino A. Rossi
                                             -----------------------------------
                                                      Dino A. Rossi, President,
                                                      Chief Executive Officer
















Consent of Independent Registered Public Accounting Firm



Plan Administrator
Balchem Corporation
401(k)/ Profit Sharing Plan:

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44489) of Balchem Corporation of our report dated June 21, 2004, relating to the statements of net assets available for plan benefits of the Balchem Corporation 401(k)/Profit Sharing Plan as of December 31, 2003 and 2002, and the related statements of changes in net assets available for plan benefits for the years then ended, and the related supplemental schedules, included in this annual report on Form 11-K.


/s/ KPMG LLP
------------
KPMG LLP


Short Hills, New Jersey
June 28, 2004